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                                     EXHIBIT 11.0
                            IHOP CORP. AND SUBSIDIARIES
               STATEMENT REGARDING COMPUTATION OF PER SHARE EARNINGS
                       (In thousands, except per share data)


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                                                    THREE MONTHS ENDED
                                                        MARCH 31,
                                                    ------------------
                                                    1999         1998
                                                    ----         ----
NET INCOME PER COMMON SHARE--BASIC

  Weighted average shares outstanding                9,909        9,749
                                                   -------      -------
                                                   -------      -------

  Net income available to common shareholders      $ 6,585      $ 4,701
                                                   -------      -------
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  Net income per share--Basic                      $   .66      $   .48
                                                   -------      -------
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NET INCOME PER COMMON SHARE--DILUTED

  Weighted average shares outstanding                9,909        9,749

  Net effect of dilutive stock options
    based on the treasury stock method
    using the average market price                     196          167
                                                   -------      -------
      Total                                         10,105        9,916
                                                   -------      -------
                                                   -------      -------

  Net income available to common shareholders      $ 6,585      $ 4,701
                                                   -------      -------
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  Net income per share--Diluted                    $   .65      $   .47
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